Exhibit 1.1

EXECUTION VERSION

STANLEY BLACK & DECKER, INC.

$500,000,000 2.300% Notes due 2025

$500,000,000 3.000% Notes due 2032

Underwriting Agreement

New York, New York

February 22, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

as Representatives of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Stanley Black & Decker, Inc., a corporation organized under the laws of the State of Connecticut (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of the Company’s 2.300% Notes due 2025 (the “2025 Senior Notes”), $500,000,000 aggregate principal amount of the Company’s 3.000% Notes due 2032 (the “2032 Senior Notes” and, together with the 2025 Senior Notes, the “Securities”), as identified in Schedule I hereto.

The Securities will be issued pursuant to a base indenture, dated as of November 1, 2002 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee to JPMorgan Chase Bank, N.A. Certain terms of the Securities will be established pursuant to a tenth supplemental indenture to be dated as of the Closing Date (as defined in Section 3 below) between the Company and the Trustee (the “Supplemental Indenture”, and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-249689) including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and on the date of any filing pursuant to Rule 424(b), as of the date of the Final Prospectus and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or a Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(d) At the first time when sales of the Securities of a particular series are made and at the Execution Time (i) the Disclosure Package and (ii) the road show with respect to the Securities that is a written communication within the meaning of Rule 433(d)(8)(i), if any, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) The Issuer Free Writing Prospectus and the final term sheet prepared and filed by the Company pursuant to Section 5(b) hereto, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Issuer Free Writing Prospectus or the final term sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) The Company, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act.

(g) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or earnings, business, management or affairs of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(j) Each Designated Subsidiary has been duly organized and is validly existing as a corporation, and is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not result in a Material Adverse Effect; none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of the Designated Subsidiary.

(k) The Company’s authorized equity capitalization is as set forth or incorporated by reference in the Disclosure Package and the Final Prospectus; the outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(l) The Securities have been duly authorized by the Company, will be duly issued and outstanding when delivered to and paid for by the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(m) The Indenture has been duly authorized, executed and delivered, and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity).

(n) The statements in the Disclosure Package and the Final Prospectus under the headings “United States Federal Income Tax Considerations for Non-U.S. Holders,” “Description of the Notes,” “Description of Debt Securities” and “Underwriting” fairly summarize the documents and matters therein described.

(o) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p) The execution and delivery by the Company of this Agreement, the Indentures and the Securities and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Designated Subsidiary is a party or by which the Company or any Designated Subsidiary is bound or to which any of the property or assets of the Company or any Designated Subsidiary is subject; (ii) nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or by-laws of the Company or the charter or by-laws or other similar organizational document of any Designated Subsidiary or (B) any statute or any order, rule or regulation of any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) having jurisdiction over the Company or any Designated Subsidiary or any of their properties; except in the case of clauses (i) and (ii)(B) for conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to execute and deliver this Agreement, the Indentures or the Securities or consummate the transactions herein and therein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except as have been obtained or made and except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and distribution of the Securities by the Underwriters.

(q) The consolidated historical financial statements and related schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in each case, in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Designated Subsidiary or its or their property is pending or, to the reasonable knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indentures or the Securities, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(s) The Company and each Designated Subsidiary own or lease all such properties as are necessary to the conduct of the operations of the Company and its Designated Subsidiaries as presently conducted, except when the failure to own or lease such properties is not reasonably likely to result in a Material Adverse Effect.

(t) Neither the Company nor any Designated Subsidiary is in violation or default of (i) any provision of its charter or bylaws or other similar organizational document or (ii) to the reasonable knowledge of the Company: (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (B) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Designated Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Designated Subsidiary or any of its properties, as applicable, except, in the case of subclauses (A) and (B), for such violations or defaults that are not reasonably likely to result in a Material Adverse Effect.

(u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and related schedules and the internal controls of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of Regulation S-X under the Act.

(v) Each of the Company and each Designated Subsidiary has timely filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(w) No labor problem or dispute with the employees of the Company or any Designated Subsidiary exists or, to the reasonable knowledge of the Company, is threatened or imminent, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto).

(x) Each Designated Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Designated Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Designated Subsidiary from the Company or from transferring any of the Designated Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto) and to the extent any such prohibition would not materially and adversely affect the ability of such Designated Subsidiary to make such payments, distributions or transfers.

(y) The Company and each Designated Subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such licenses, permits and other authorizations would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect, and neither the Company nor any Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto).

(z) The Company and each Designated Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Except as described, or incorporated by reference, in the Disclosure Package and the Final Prospectus and except as such matters as would not, singly or in the aggregate, reasonably likely result in a Material Adverse Effect, (i) to the reasonable knowledge of the Company, neither the Company nor any Designated Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the

Company and each Designated Subsidiary have all Governmental Licenses required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the reasonable knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Designated Subsidiary and (iv) there are, to the reasonable knowledge of the Company, no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Designated Subsidiary relating to Hazardous Materials or Environmental Laws.

(bb) Except as to such matters as would not, singly or in the aggregate, reasonably likely result in a Material Adverse Effect: (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (ii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iii) neither the Company nor any Designated Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(cc) None of the Company, any Designated Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd) The operations of the Company and its subsidiaries are and have been, to the knowledge of the Company, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) None of the Company, any Designated Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in a manner intended to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, to the knowledge of the Company, the Company and its subsidiaries taken as a whole have conducted their businesses in material compliance with the Sanctions.

(ff) To the reasonable knowledge of the Company, there is and has been no failure on the part of the Company and any of the Company’s directors or officers to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the Company is not aware of any security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company and its subsidiaries have not been notified of, and have no knowledge of any event that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data, except as to such matters as would not, in the case of clauses (i) and (ii), singly or in the aggregate, reasonably likely result in a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale; Commission. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price set forth in Schedule I hereto the respective principal amounts of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. The Company agrees with each Underwriter that:

(a) Prior to the termination of the offering of a particular series of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or the Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the

Representatives (which approval shall not be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of a series of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of a series of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet for the Securities, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you, and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of a Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of that Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement that Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when the prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) The Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (without exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to (x) service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or (y) taxation in a jurisdiction where it is not now subject to taxation. The Company will promptly advise the Representatives of the receipt by them of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company (other than in the case of one or more term sheets relating to the Securities that contains customary information and conveyed to purchasers of the Securities), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectuses containing the information contained in the final term sheet with respect to the Securities prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any road show that is a written communication within the meaning of Rule 433(d)(8)(i) and the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, the Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, until the first Business Day after the Closing Date, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), of any debt securities issued or guaranteed by the Company (other than (i) the Securities and (ii) any commercial paper pursuant to any of the Company’s existing commercial paper programs) or publicly announce an intention to effect any such transaction; provided, that the Company shall be permitted to file a shelf registration statement (or file any amendment to its existing shelf registration statement) with respect to such securities, provided that the Company shall not effect any sales of such securities pursuant to such shelf registration statement during the period described above.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the fees of the Trustees under the Indentures; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, a preliminary and final blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (if the Securities are to be so listed); (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of the Company’s representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities of a particular series shall be subject to the accuracy of the applicable representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the applicable statements of the Company made in the certificates to be delivered pursuant to the provisions hereof, to the performance by the Company of its applicable obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to furnish to the Representatives its opinions, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit A hereto.

(c) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to furnish to the Representatives its tax opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B hereto.

(d) The Company shall have requested and caused the Senior Vice President and General Counsel for the Company or an Assistant General Counsel to the Company that has been admitted to practice law in the State of Connecticut, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C hereto.

(e) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives regarding such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by two officers of the Company, who may be the principal financial officer, the principal accounting officer, the treasurer or any assistant treasurer or vice president, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Exchange Act with respect to the Company and the applicable published rules and regulations thereunder and containing statements and information of a type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given or incorporated by reference in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the offices of counsel for the Underwriters, at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company shall reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or the Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is the information identified in Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements contained in the “Underwriting” section of any Preliminary Prospectus and the Final Prospectus, (i) in the third paragraph of text, (ii) in the second sentence of the fourth paragraph of text and (iii) in the fifth, sixth and seventh paragraphs of text of such section constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectus, or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of no more than one such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement or an admission of fault, culpability by failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discounts or commissions applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this paragraph 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the total amount of underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of those Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement services in the United States; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 14 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and (i) if sent to the Representatives, will be mailed, delivered or telefaxed to them care of the address set forth in Schedule I hereto; or (ii) if sent to the Company, will be mailed, delivered or telefaxed to (860) 827-3911 and confirmed to it at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, attention of the Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Arm’s Length Transaction; No Fiduciary Relationship. The Company hereby acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company; and (iii) its engagement of the Underwriters in connection with the transactions contemplated by this Agreement, including the offering of the Securities, is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the transactions contemplated by this Agreement, including the sale and purchase of the Securities, irrespective of whether any of the Representatives has advised or is currently advising the Company on related or other matters.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a

“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Subsidiary” shall mean each subsidiary of the Company that is a significant subsidiary as defined in Regulation S-X, Item 1-02(w) promulgated by the Commission, except for B&D Holdings, Inc.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus with respect to the Securities used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto with respect to the Securities, (iv) the final term sheet prepared with respect to the Securities and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package with respect to the Securities.

“Effective Date” shall mean the date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus relating to the Securities, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus relating to the Securities, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which relates to the Securities and is used prior to the filing of the Final Prospectus for the Securities, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Regulation D” shall mean Regulation D under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Stanley Black & Decker, Inc.

By:	/s/ Robert T. Paternostro
Name: Robert T. Paternostro
Title: Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date first

above written.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and the other several

Underwriters named in Schedule II

to the foregoing Agreement.

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated February 22, 2022

Registration Statement No. 333-249689

Representatives:	BofA Securities, Inc.

      Citigroup Global Markets Inc.

      J.P. Morgan Securities LLC

      Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title:	2.300% Notes due 2025 and 3.000% Notes due 2032

Principal amount:	$500,000,000 with respect to the 2025 Senior Notes and $500,000,000 with respect to the 2032 Senior Notes

Purchase price:	99.615% plus accrued interest, if any, from February 24, 2022 with respect to the 2025 Senior Notes and 99.360% plus accrued interest, if any, from February 24, 2022 with respect to the 2032 Senior Notes

Redemption provision:	Optional Redemption

Other provisions:	Change of Control Offer as set forth in the Disclosure Package

Closing Date and Time:       February 24, 2022 at 9:00 a.m.

Type of Offering:                 Non-delayed

Address for notices to the Representatives under Section 12:

BofA Securities, Inc.

1540 Broadway

NY8-540-26-01

New York, New York 10036

Fax No: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

Fax No: (646) 291-1469

Attention: General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax No: (212) 834-6081

Attention: Investment Grade Syndicate Desk

S-I-1

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, North Carolina 28202

Fax No: (704) 410-0326

Attention: Transaction Management

S-I-2

SCHEDULE II

Underwriters	Principal Amount of 2025 Senior Notes to be Purchased	Principal Amount of 2032 Senior Notes to be Purchased
BofA Securities, Inc.	$125,000,000	$125,000,000
Citigroup Global Markets Inc.	125,000,000	125,000,000
J.P. Morgan Securities LLC	125,000,000	125,000,000
Wells Fargo Securities, LLC	125,000,000	125,000,000
Total	$500,000,000	$500,000,000

S-II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in Disclosure Package

Final term sheet, dated February 22, 2022 – see attached.

S-III-3

Free Writing Prospectus

Filed pursuant to Rule 433

To Prospectus dated October 27, 2020

Preliminary Prospectus Supplement dated February 22, 2022

Registration Statement File No. 333-249689

Stanley Black & Decker, Inc.

Offering of:

$500,000,000 2.300% Notes due 2025 (the “2025 Notes”)

$500,000,000 3.000% Notes due 2032 (the “2032 Notes”)

(the “Offering”)

Term Sheet

February 22, 2022

The information in this pricing term sheet relates to the Offering and should be read together with the preliminary prospectus supplement dated February 22, 2022 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated October 27, 2020, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-249689). Terms used but not defined herein, with respect to the Offering, have the meanings ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	Stanley Black & Decker, Inc. (NYSE: SWK)

Expected Ratings**:	Moody’s: Baa1 (Stable) S&P: A (Stable) Fitch: A- (Stable)

Trade Date:	February 22, 2022

Settlement Date (T+2):	February 24, 2022

2025 Notes

Title of Security:	2.300% Notes due 2025

Principal Amount:	$500,000,000

Maturity Date:	February 24, 2025

Coupon:	2.300% accruing from February 24, 2022

Interest Payment Dates:	February 24 and August 24, commencing August 24, 2022

Benchmark Treasury:	1.500% due February 15, 2025

Benchmark Treasury Price / Yield:	99-11+ / 1.722%

Spread to Benchmark Treasury:	T + 62.5 bps

S-III-3

Yield to Maturity:	2.347%

Price to Public:	99.865% of the Principal Amount, plus accrued interest, if any, from the Settlement Date

Optional Redemption Provision:

Make-Whole Call:	Prior to February 24, 2023 (the date that is 24 months prior to the maturity date), make-whole call at Treasury Rate plus 10 bps

Par Call:	At any time on or after February 24, 2023

2032 Notes

Title of Security:	3.000% Notes due 2032

Principal Amount:	$500,000,000

Maturity Date:	May 15, 2032

Coupon:	3.000% accruing from February 24, 2022

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2022

Benchmark Treasury:	1.875% due February 15, 2032

Benchmark Treasury Price / Yield:	99-18+ /1.922%

Spread to Benchmark Treasury:	T + 110 bps

Yield to Maturity:	3.022%

Price to Public:	99.810% of the Principal Amount, plus accrued interest, if any, from the Settlement Date

Optional Redemption Provision:

Make-Whole Call:	Prior to February 15, 2032 (the date that is three months prior to the maturity date), make-whole call at Treasury Rate plus 20 bps

Par Call:	At any time on or after February 15, 2032

CUSIP / ISIN:

2025 Notes:	854502AP6 / US854502AP61

2032 Notes:	854502AQ4 / US854502AQ45

Day Count Convention:	30/360

Payment Business Days:	New York

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

S-III-3

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement, including a prospectus, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by contacting BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, by email at dg.prospectus_requests@bofa.com or by calling 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus@citi.com or by calling 1-800-831-9146; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor or by calling collect 1-212-834-4533; and Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, by email at wfscustomerservice@wellsfargo.com or by calling 1-800-645-3751.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

S-III-3

Exhibit A

Form of Skadden Opinion

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2. Neither the execution and delivery by the Company of the Transaction Documents nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) violates any law, rule or regulation of the State of New York or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

3. When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

4. The statements in the Disclosure Package and the Prospectus in paragraphs 1, 2 and 9 under the caption “Underwriting” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

5. The statements in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

6. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

A-1

Exhibit B

Form of Skadden Tax Opinion

Based upon and subject to the foregoing part of the Opinion and to the qualifications, exceptions, assumptions and limitations contained in the Opinion and in the Disclosure Package and the Prospectus, respectively, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Disclosure Package and the Prospectus under the caption “United States Federal Income Tax Considerations for Non-U.S. Holders” does not purport to discuss all possible United States federal income tax considerations with respect to the ownership and disposition of the Notes to Non-U.S. Holders (as defined in the Notes Disclosure Package and the Notes Prospectus), such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations with respect to the ownership and disposition of the Notes to Non-U.S. Holders who purchased Notes pursuant to the Notes Disclosure Package and the Notes Prospectus.

B-1

Exhibit C

Form of Company General Counsel Opinion

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.	The Designated Subsidiaries have been duly organized and have the status set forth opposite the jurisdictions listed in Schedule I hereto.

2.

All of the outstanding shares of capital stock of each of the Designated Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package, all outstanding shares of capital stock of the Designated Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien or encumbrance.

3.

The Company is a corporation duly organized and validly existing under the laws of the State of Connecticut, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.	The Indenture has been duly authorized, executed and delivered by the Company.

6.	The Note Certificates have been duly authorized, executed and delivered by the Company.

7.

The execution and delivery by the Company of the Underwriting Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities will not (i) conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law, except, in the case of (ii) and (iii), for such conflicts, violations, breaches, defaults or contraventions that would not, individually or in the aggregate, likely result in a Material Adverse Effect or a material adverse effect on the ability of the Company to execute and deliver the Underwriting Agreement or the other Transaction Documents or consummate the transactions contemplated thereby. I do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement and the other Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

8.

No Governmental Approval that has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.

D-1

9.

To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party, or to which any property of the Company is subject, that could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, except as set forth in, or contemplated by, the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto).

D-2